UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 21, 2019

First BanCorp.

(Exact Name of Registrant as Specified in its Charter)

Puerto Rico	001-14793	66-0561882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1519 Ponce de Leon Ave. P.O. Box 9146 San Juan, Puerto Rico		00908-0146
(Address of Principal Executive Offices)		(Zip Code)

(787) 729-8200

(Registrant’s Telephone Number, including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.10 par value)	FBP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 21, 2019, First BanCorp., a corporation organized under the laws of the Commonwealth of Puerto Rico (the “Company”), entered into a definitive Stock Purchase Agreement (the “Purchase Agreement”) with FirstBank Puerto Rico, a bank organized under the laws of the Commonwealth of Puerto Rico and a wholly-owned subsidiary of the Company (“FirstBank”), and Santander Holdings USA, Inc., a Virginia corporation (“SAN”), pursuant to which FirstBank will acquire, on the terms and subject to the conditions set forth in the Purchase Agreement, Santander Bancorp, a Puerto Rico corporation and wholly-owned subsidiary of SAN (“HoldCo”), for a base purchase price of $425 million (or 117.5% of HoldCo’s consolidated core tangible common equity, comprised of a $63 million premium on $362 million of consolidated core tangible common equity as of June 30, 2019), plus $638 million of HoldCo’s consolidated excess capital as of June 30, 2019 paid at par, subject to adjustment based on HoldCo’s consolidated balance sheet as of the Closing.

The Purchase Agreement

Pursuant to the terms and conditions of the Purchase Agreement, FirstBank will acquire all of the issued and outstanding common stock of HoldCo (the sole shareholder of Banco Santander Puerto Rico, a bank organized under the laws of the Commonwealth of Puerto Rico (“PR Bank”) (the sole shareholder of Santander Insurance Agency, Inc., a corporation incorporated under the laws of the Commonwealth of Puerto Rico (together with HoldCo and PR Bank, collectively, the “Acquired Companies”)) (such acquisition, the “Acquisition”). Immediately following the closing of the Acquisition (the “Closing”), upon the terms and subject to the conditions of an Agreement and Plan of Merger, HoldCo (a direct wholly-owned subsidiary of FirstBank following the Closing) will merge with and into FirstBank (the “HoldCo Merger”), with FirstBank surviving the HoldCo Merger (the “Surviving Bank”). Immediately following the effectiveness of the HoldCo Merger, upon the terms and subject to the conditions of an Agreement and Plan of Merger, PR Bank (a direct wholly-owned subsidiary of the Surviving Bank following the effectiveness of the HoldCo Merger) will merge with and into the Surviving Bank (the “Bank Merger” and, together with the HoldCo Merger and the Acquisition, collectively, the “Transactions”), with the Surviving Bank surviving the Bank Merger.

The Closing is subject to certain customary conditions, including the receipt of required regulatory approvals. FirstBank and SAN agreed to use their reasonable best efforts to consummate the Acquisition and agreed to cooperate with one another to make the necessary filings and obtain the necessary consents and approvals of governmental authorities. FirstBank and SAN also agreed to negotiate in good faith a transition services agreement and a transition loan servicing agreement, in each case, based on agreed upon terms. SAN agreed to cause the Acquired Companies to operate in the ordinary course of business consistent with past practice, and not to enter into certain types of transactions prior to the Closing without FirstBank’s prior written consent.

SAN agreed not to engage in specified activities competitive with the business of PR Bank for three years following the Closing or solicit or hire any employee or officer of the Acquired Companies, subject to customary carveouts, for eighteen months following the Closing.

Prior to the Closing, SAN agreed to sell or otherwise transfer to SAN, any of its affiliates or any other third party (other than any Acquired Company) (i) all non-performing assets (along with all collateral and rights to collection related thereto) of PR Bank (the “Non-Performing Assets Transfer”), and (ii) Santander Asset Management, LLC, a limited liability company organized under the laws of the Commonwealth of Puerto Rico and a direct wholly-owned subsidiary of HoldCo. The Closing is conditioned on, among other things, consummation of the Non-Performing Assets Transfer and the Reorganization.

FirstBank agreed that it will phase out the use of SAN signage and marks within six months following the Closing, subject to certain exceptions set forth in the Purchase Agreement. From the Closing Date through December 31, 2020, FirstBank agreed to provide each employee of the Acquired Companies who becomes a FirstBank employee a base salary or base wage rate no less favorable than that provided by the applicable Acquired Company immediately prior to the Closing, as well as annual or short-term cash incentive compensation target opportunities that are no less favorable than those provided by FirstBank to similarly situated employees of First Bank.

The Purchase Agreement provides certain customary termination rights for both SAN and FirstBank.

The Purchase Agreement contains customary representations and warranties of each of SAN and FirstBank. The Purchase Agreement also contains customary indemnification provisions for each of SAN and FirstBank, subject, in certain cases, to a de minimis claim size threshold, an aggregate claim amount deductible, a cap on indemnification and other limitations on liability.

The Transactions, which are expected to be completed in the middle of 2020, are subject to receipt of regulatory approvals as well as other customary conditions to closing, including the execution and delivery of related transaction documents.

The foregoing description of the Purchase Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to this Form 8-K, and is incorporated into this report by reference. Except for its status as a contractual document that establishes and governs the legal relations between the parties with respect to the transactions described above, the Purchase Agreement is not intended to be a source of factual, business or operational information about the parties. Representations and warranties may be used as a tool to allocate risks between the parties to the Purchase Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing these matters as facts. Furthermore, they may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. The assertions embodied in such representations and warranties are qualified by information contained in disclosure schedules that the parties exchanged in connection with signing the Purchase Agreement.

Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, because they were only made as of the date of the Purchase Agreement and are modified in important part by the underlying disclosure schedules in the Purchase Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated October 21, 2019, among Santander Holdings USA, Inc., FirstBank Puerto Rico, and, solely for the purposes set forth therein, First BanCorp.*

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated October 21, 2019, among Santander Holdings USA, Inc., FirstBank Puerto Rico, and, solely for the purposes set forth therein, First BanCorp.*

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2019	FIRST BANCORP.

	By:	/s/ Lawrence Odell
	Name:	Lawrence Odell
	Title:	Executive Vice President and General Counsel